Exhibit 10.1

January 5, 2010

Citigroup

Attention: Ms. Mary Ellen Winkler-Gunn

maryellen.winkler@citi.com

With a copy to:

paul.joseph@citi.com

lauren.wendolowski@citi.com

Re:	Irrevocable Standby Letter of Credit

LC # 69600018

USD $4,325,701.91

Acct.: Blockbuster Inc. (“Blockbuster”)

Dear Ms. Winkler-Gunn:

We hereby request that you cancel the letter of credit referenced above.

Please don’t hesitate to contact the undersigned with any questions regarding this matter.

Sincerely,

/s/ Russell Birk

Russell Birk
Vice President & Treasurer
Blockbuster Inc.

Acknowledged and agreed for purposes

of the cancellation of letter of credit # 69600018:

VIACOM INC.

By:	/s/ Keyes Hill-Edgar
Name: Keyes Hill-Edgar
Title: Senior Vice President